Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Amendment No. 1 to Form S-1of Oryon Technologies, Inc. and Subsidiaries of (i) our audit report dated September 7, 2012, with respect to the consolidated balance sheets of Oryon Technologies, Inc. and Subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of operations, changes in shareholders’ equity (deficit) and cash flows for the years ended December 31, 2011 and December 31, 2010.

/s/ MONTGOMERY COSCIA GREILICH LLP

MONTGOMERY COSCIA GREILICH LLP

Plano, Texas

October 4, 2012